Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Scott V. Fainor, President and Chief Executive Officer and Eugene T. Sobol, Senior Executive Vice President, Chief Financial Officer and Treasurer of KNBT Bancorp, Inc. (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
The Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

DATE:	May 10, 2006	BY:	/S/ Scott V. Fainor
Scott V. Fainor
President and Chief Executive Officer

DATE:	May 10, 2006	BY:	/S/ Eugene T. Sobol
Eugene T. Sobol
Senior Executive Vice President, Chief Financial
Officer and Treasurer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to KNBT Bancorp, Inc. and will be retained by KNBT Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.